UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. ___)

Check the appropriate box:
[ ]	Preliminary Information Statement
[ ]	Confidential - For Use of the Commission Only (as permitted by Rule 14a-5(d)(2))
[X]	Definitive Information Statement

US BIODEFENSE, INC.
(Name of Registrant as Specified in its Charter)

Registrant
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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US BIODEFENSE, INC.
375 South 6th Avenue
City of Industry, California 91746

Notice of Action by Written Consent of Shareholders to be Effective December 24, 2007

Dear Stockholder:

The purpose of this information statement is to inform the holders of record of shares of our common stock as of the close of business on the record date, November 12, 2007, that our board of directors has recommended, and that the holder of the majority of our capital stock intends to vote on December 24, 2007 in favor of a resolution which will grant authority to our board of directors to implement a reverse stock split of our common stock on the basis of one post-split share for each one thousand pre-split shares owned to occur on December 24, 2007.

The corporate action is expected to be taken by consent of the holders of a majority of the shares outstanding, pursuant to Nevada law. We have a consenting stockholder, David Chin, our President and Director, who holds
37,292,119 shares of our common stock. Each share of our common stock is entitled to one vote on all matters brought before the stockholders. Therefore, Mr. Chin will have the power to vote 37,292,119 shares of our common stock, which number exceeds the majority of the 60,304,047 issued and outstanding shares of our common stock on the record date. Mr. Chin is expected vote in favor of granting us the proposed authority to conduct the distribution of
Emergency Disaster Systems, Inc. common stock to our shareholders. Mr. Chin will have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Proxies are not being solicited because a stockholder holding a majority of our issued and outstanding voting common stock holds enough shares to effect the proposed actions and has indicated his intention to vote in favor of the proposals contained herein.

/s/ David Chin
David Chin
President
Chief Executive Officer

City of Industry, California
December 4, 2007

US BIODEFENSE, INC.
375 South 6th Avenue
City of Industry, California 91746

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This information statement is furnished to the holders of record at the close of business on November 12,
2007, the record date, of the outstanding common stock of US Biodefense, Inc., pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with an action which the holder of the majority of the votes of our stock intends to take on December 24, 2007 to grant authority to our board of directors to implement a reverse stock split of our common stock on the basis of one post-split share for each one thousand pre-split shares owned to occur on December 24, 2007.

Dissenters' Right of Appraisal

The Utah Revised Business Corporation Act does not provide for shareholders’ rights of dissenter with regard to the heretofore proposed actions.

Voting Securities

In accordance with our bylaws, our board of directors has fixed the close of business on November 12, 2007 as the record date for determining the stockholders entitled to notice of the above noted action. The approval of the discretionary authority with respect to the reverse stock split require the affirmative vote of a majority of the shares of our common stock issued and outstanding at the time the vote is taken. The quorum necessary to conduct business of the stockholders consists of a majority of the common stock issued and outstanding as of the record date.

As of the record date, 60,304,047 shares of our common stock were issued and outstanding. We have a consenting stockholder, Mr. David Chin, our President and Director, who holds 37,292,119 shares of our common stock. Each share of our common stock is entitled to one vote on all matters brought before the stockholders.
Therefore, Mr. Chin will have the power to vote 37,292,119 shares of the common stock, which number exceeds the majority of the 60,304,047 issued and outstanding shares of our common stock on the record date.

Mr. Chin will vote in favor of the proposed grant of authority to the board with respect to the reverse stock split. Mr. Chin will have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

PROPOSAL

GRANT OF AUTHORITY TO THE BOARD OF DIRECTORS TO IMPLEMENT A
ONE FOR ONE THOUSAND REVERSE STOCK SPLIT

Our board of directors has adopted a resolution to seek stockholder approval for authority to our board of directors to implement a reverse split for the purpose of increasing the market price of our common stock. The reverse split exchange ratio that the board of directors approved and deemed advisable and for which it is seeking stockholder approval is one post-split share for each one thousand pre-split shares, with the reverse split to occur as of December
24, 2007.

If you approve the grant of authority to our board of directors to implement a reverse split, we will effect a reverse split of our then issued and outstanding common stock on the basis of one post-split share for each one thousand pre-split shares.

The board of directors believes that the higher share price that might initially result from the reverse stock split could help generate interest in US Biodefense, Inc. among investors and thereby assist us in creating a more liquid market for our shareholders.

Stockholders should note that the effect of the reverse split upon the market price for our common stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of our common stock after the split will not be less than 1,000/1 the current market price for our shares of common stock immediately prior to the split. Furthermore, there can be no assurance that the market price of our common stock immediately after the split will be maintained for any period of time. Moreover, because some investors may view the reverse split negatively, there can be no assurance that the split will not adversely impact the market price of our common stock or, alternatively, that the market price following the reverse split will either exceed or remain in excess of the current market price.

Effect of the Split

The reverse split would not affect the registration of our common stock under the Securities Exchange Act of
1934, as amended, nor will it change our periodic reporting and other obligations thereunder.

The voting and other rights of the holders of our common stock would not be affected by the split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 0.5 percent of the voting power of the outstanding shares of our common stock immediately prior to the split would continue to hold 0.5 percent of the voting power of the outstanding shares of our common stock after the split. The number of stockholders of record would not be affected by the split.

The number of shares of our common stock issued and outstanding would be increased following the effective time of the split in accordance with the ratio of one post-split share for each one thousand pre-split shares held by the shareholders. Thus, if you hold 1,000 shares of our common stock, you will automatically receive 1 share of our common stock.

The authorized number of shares of our common stock and the par value of our common stock under our articles of incorporation would remain the same following the effective time of the split. We are authorized to issued up to 100,000,000 shares of common stock, of which 60,304,047 shares are currently issued and outstanding. After the forward split, we will have 60,304 shares of common stock issued and outstanding, thereby increasing the total number of authorized shares we will have available for future issuances. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock. Although we do not intend to issue any further shares of our common stock at this time, should be decide to do so, we may be required to authorize additional shares of stock for issuance.

Effective Date

If the proposed reverse split is approved, the split would become effective as of 5:00 p.m. Pacific Standard
Time on December 24, 2005. On such date, all shares of our common stock that were issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, converted into new shares of our common stock in accordance with the one for one thousand exchange ratio.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth as of November 30, 2007, certain information regarding the beneficial ownership of our common stock by:

1.	Each person who is known us to be the beneficial owner of more than 5% of the common stock,

2.	Each of our directors and executive officers and

3.	All of our directors and executive officers as a group.

Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse. No change in control is currently being contemplated.

	Name and Address	Amount and Nature	% of
Title of Class	of Beneficial Owner	of Beneficial Owner	Class

Common Stock	David Chin, President	37,292,119	61.8%
	375 South 6th Avenue
	City of Industry, California 91746

	Officers and Directors (1)	37,292,119	61.8%

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.

Only one information statement is being delivered to multiple security holders sharing an address unless the
Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of an information statement.

Security holders sharing an address and receiving a single copy may request to receive a separate information statement at US Biodefense, Inc., 375 South 6th Avenue, City of Industry, California 91746.

Security holders sharing an address can request delivery of a single copy of information statements if they are receiving multiple copies may request to receive a separate information statement at US Biodefense, Inc., 375 South 6th
Avenue, City of Industry, California 91746.

		US Biodefense, Inc.
		By order of the Board of Directors

		/s/ David Chin
		David Chin
		Chief Executive Officer

City of Industry
December 4, 2007